Exhibit (a)(1)(f)

DelMar Pharmaceuticals, Inc.

Consolidated Financial Statements
June 30, 2014
(in US dollars unless otherwise noted)

1

Report of Independent Registered Public Accounting Firm

To the Shareholders of DelMar Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheets and changes in stockholders’ equity (deficiency) of DelMar Pharmaceuticals, Inc. (the company) as of June 30, 2014, December 31, 2013 and December 31, 2012, and the related consolidated statements of operations and comprehensive loss and cash flows for the six month periods ended June 30, 2014 and 2013 and for each of the years in the three years ended December 31, 2013. Management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We were not engaged to perform an audit of the company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DelMar Pharmaceuticals, Inc. as of June 30, 2014 and December 31, 2013 and 2012 and the results of its operations and its cash flows for the six months ended June 30, 2014 and 2013 and each of the years in the three years ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

Signed “PricewaterhouseCoopers LLP”

Chartered Professional Accountants
Vancouver, BC
August 28, 2014

2

DelMar Pharmaceuticals, Inc.
Consolidated Balance Sheet

(in US dollars unless otherwise noted)

	Note		June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Assets

Current assets
Cash and cash equivalents			4,759,711	4,136,803	17,782
Taxes and other receivables	6		9,572	11,062	45,499
Prepaid expenses			234,627	170,883	28,778
Deferred costs	9	(f)	-	-	90,771

			5,003,910	4,318,748	182,830

Liabilities

Current liabilities
Accounts payable and accrued liabilities	7		244,906	140,457	677,615
Related party payables	10		54,960	109,030	447,777

			299,866	249,487	1,125,392

Loan payable to Valent	5		276,439	272,372	264,352

Stock option liability	9		217,759	212,561	-

Derivative liability	8		3,329,367	4,402,306	121,000

			4,123,431	5,136,726	1,510,744

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
1 share outstanding at June 30, 2014
(December 31, 2013 - 1; December 31, 2012 - nil)	9		-	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
35,992,343 issued at June 30, 2014 (December 31, 2013 - 31,534,819; December 31, 2012 - 13,050,000)	9		35,992	31,535	13,050

Additional paid-in capital	9		13,286,278	8,791,715	2,326,885

Warrants	9		6,200,445	6,202,100	153,106

Accumulated deficit			(18,663,414)	(15,864,506)	(3,842,133)

Accumulated other comprehensive income			21,178	21,178	21,178

			880,479	(817,978)	(1,327,914)

			5,003,910	4,318,748	182,830

Nature of operations and liquidity risk (note 2)

Commitments and contingencies (note 12)

Subsequent events (note 14)
The accompanying notes are an integral part of these consolidated financial statements.

3

DelMar Pharmaceuticals, Inc.
Consolidated Statement of Operations and Comprehensive Loss

(in US dollars unless otherwise noted)

	Note	Six months ended June 30, 2014 $	Six months ended June 30, 2013 $	Year ended December 31, 2013 $	Year ended December 31, 2012 $

Expenses
Research and development		992,922	1,216,359	2,342,654	1,550,490
General and administrative		1,756,859	2,574,757	3,952,307	1,154,604

		2,749,781	3,791,116	6,294,961	2,705,094

Other (income) loss
Change in fair value of derivative liability	8	166,388	7,142,775	(1,324,051)	(318,502)
Issuance of shares to Valent for future royalty reduction		-	598,000	598,000	-
Change in fair value of derivative liability due to tender offer	8	(111,179)	-	-	-
Derivative issuance costs		-	2,713,220	2,713,220	24,742
Foreign exchange (gain) loss		(9,382)	(28,933	3,030	(18,492)
Interest expense	5	4,067	3,947	8,020	7,521
Interest income		(767)	(1,180)	(2,491)	-

		49,127	10,427,829	1,995,728	(304,731)

Loss for the period		2,798,908	14,218,945	8,290,689	2,400,363

Basic and diluted loss per share		(0.09)	(0.51)	(0.28)	(0.18)

Weighted average number of shares		32,468,861	27,727,845	29,667,324	13,232,349

Comprehensive loss
Net loss		2,798,908	14,218,945	8,290,689	2,400,363

Other comprehensive loss (income)
Translation to US dollar presentation currency		-	-	-	21,121

Comprehensive loss		2,798,908	14,218,945	8,290,689	2,421,484

The accompanying notes are an integral part of these consolidated financial statements.

4

DelMar Pharmaceuticals, Inc.
Consolidated Statement of Changes in Stockholders' Equity (Deficiency)

(in US dollars unless otherwise noted)

	Number of shares	Common stock $	Additional paid-in capital $	Accumulated other comprehensive income $	Warrants $	Accumulated deficit $	Stockholders' equity (deficiency) $

Balance - December 31, 2011	9,059,375	9,059	513,279	42,299	-	(1,441,770)	(877,133)

Issuance of units net of cash issue costs (note 8)	4,400,000	4,400	1,358,172	-	-	-	1,362,572
Issuance of units for services (notes 8 and 10)	360,000	360	116,915	-	-	-	117,275
Units cancelled (note 8)	(3,000,000)	(3,000)	(938,813)	-	-	-	(941,813)
Reclassification from additional paid-in capital to warrants upon the issuance of warrants (note 9)	-	-	(103,727)	-	103,727	-	-
Issuance of warrants for services (note 9)	-	-	-	-	49,379	-	49,379
Issuance of shares for settlement of accounts payable (notes 9 and 10)	500,000	500	252,550	-	-	-	253,050
Shares issued from Del Mar Employee Share Purchase Trust for services - net (note 9(b))	1,590,625	1,591	780,255	-	-	-	781,846
Shares issued for services (note 9(h))	140,000	140	75,660	-	-	-	75,800
Stock-based compensation (note 9)	-	-	272,594	-	-	-	272,594
Comprehensive income for the year	-	-	-	(21,121)	-	-	(21,121)
Loss for the year	-	-	-	-	-	(2,400,363)	(2,400,363)

Balance - December 31, 2012	13,050,000	13,050	2,326,885	21,178	153,106	(3,842,133)	(1,327,914)

Effect of the Reverse Acquisition (note 4)	3,250,007	3,250	1,686,754	-	-	(3,731,684)	(2,041,680)
Issuance of units at $0.80 per unit from January 25 to March 6, 2013, net of cash issue costs (note 9(f))	13,125,002	13,125	5,854,252	-	-	-	5,867,377
Issuance of placement agent warrants as issue costs for the $0.80 unit issuance (note 9(f))	-	-	(4,087,586)	-	6,288,594	-	2,201,008
Issuance of common shares to Valent for future royalty reduction (note 9 (g))	1,150,000	1,150	596,850	-	-	-	598,000
Exercise of placement agent warrants (note 9)	123,810	124	239,476	-	(239,600)	-	-
Exercise of CA$0.50 unit warrants (notes 8 and 9)	221,000	221	241,494	-	-	-	241,715
Shares issued for services (note 9(h))	615,000	615	1,042,942	-	-	-	1,043,557
Stock-based compensation (note 9)	-	-	890,648	-	-	-	890,648
Loss for the year	-	-	-	-	-	(8,290,689)	(8,290,689)

Balance - December 31, 2013	31,534,819	31,535	8,791,715	21,178	6,202,100	(15,864,506)	(817,978)

Exercise of Investor Warrants net of cash issue costs (note 9)	3,929,524	3,929	2,473,161	-	-	-	2,477,090
Reclassification of derivative liability to equity upon exercise of Investor Warrants (note 8)	-	-	1,110,548	-	-	-	1,110,548
Exercise of CA$0,50 broker warrants (note 8)	8,000	8	4,751	-	(1,099)	-	3,660
Exercise of CA$0.50 unit warrants (notes 8 and 9)	20,000	20	17,580	-	-	-	17,600
Expiry of broker warrants (note 9)	-	-	556	-	(556)	-	-
Shares issued for services (note 9(h))	500,000	500	587,000	-	-	-	587,500
Stock-based compensation (note 9)	-	-	300,967	-	-	-	300,967
Loss for the period	-	-	-	-	-	(2,798,908)	(2,798,908)

Balance - June 30, 2014	35,992,343	35,992	13,286,278	21,178	6,200,445	(18,663,414)	880,479

The accompanying notes are an integral part of these consolidated financial statements.

5

DelMar Pharmaceuticals, Inc.
Consolidated Statement of Cash Flows

(in US dollars unless otherwise noted)

	Six months ended June 30, 2014 $	Six months ended June 30, 2013 $	Year ended December 31, 2013 $	Year ended December 31, 2012 $

Cash flows from operating activities
Loss for the period	(2,798,908)	(14,218,945)	(8,290,689)	(2,400,363)
Items not affecting cash
Accrued interest	4,067	3,947	8,020	7,521
Change in fair value of derivative liability	166,388	7,142,775	(1,324,051)	(318,502)
Change in fair value of derivative liability due to tender offer	(111,179)	-	-	-
Shares issued to Valent for royalty reduction	-	598,000	598,000	-
Non-cash derivative issue costs	-	2,201,008	2,201,008	-
Units issued for services	-	-	-	180,144
Warrants issued for patents	-	-	-	-
Warrants issued for services	-	-	124,020	49,379
Stock-based compensation	893,665	1,520,487	2,146,766	1,130,240
Prototype drug product	-	-	-	-

	(1,845,967)	(2,752,728)	(4,536,926)	(1,351,581)
Changes in non-cash working capital
Taxes and other receivables	1,490	28,605	34,437	(6,697)
Prepaid expenses	(63,744)	(192,484)	(142,105)	(14,581)
Accounts payable and accrued liabilities	104,449	(246,388)	(537,158)	865,007
Related party payables	(54,070)	(211,315)	(338,747)	(70,183)

	(1,857,842)	(3,374,310)	(5,520,499)	(578,035)

Cash flows from financing activities
Net proceeds from the exercise of warrants	2,480,750	-	-	-
Net proceeds from the issuance of units	-	9,639,520	9,639,520	671,570
Deferred costs	-	-	-	(90,771)
Net proceeds from the issuance of common shares	-	-	-	-

	2,480,750	9,639,520	9,639,520	580,799

Increase (decrease) in cash and cash equivalents	622,908	6,265,210	4,119,021	2,764

Cash and cash equivalents - beginning of period	4,136,803	17,782	17,782	15,018

Cash and cash equivalents - end of period	4,759,711	6,282,992	4,136,803	17,782

Supplementary information
Issuance of shares for the settlement of accounts payable (notes 7 and 10)	-	-	-	253,050
Issuance of units for the settlement of accounts payable (notes 8 and 10)	-	-	-	-
Non-cash share issuance costs (note 9)	-	6,288,594	6,288,594	-
Cashless exercise of Placement Agent Warrants (note 9)	-	-	239,600	-
Settlement of accounts payable with a loan payable (note 5)	-	-	-	-
Exercise of CA$0.50 warrants for no additional consideration (note 9)	17,600	-	241,715	-
Deferred costs (note 9(f))	-	90,771	90,771	-

The accompanying notes are an integral part of these consolidated financial statements.

6

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

1	Change in fiscal year end

On July 21, 2014, the Board of Directors of DelMar Pharmaceuticals, Inc. (“the Company”) approved a change in the Company’s fiscal year end from December 31 to June 30. As a result of this change, the Company has prepared consolidated financial statements for the six-month transition period ended June 30, 2014. References to any of the Company’s 2013 or earlier fiscal years mean the fiscal year ending December 31 of that calendar year.

2	Nature of operations and liquidity risk

Nature of operations

The Company is a Nevada corporation formed on June 24, 2009 under the name Berry Only Inc. Prior to the Reverse Acquisition (note 4), Berry did not have any significant assets or operations. DelMar Pharmaceuticals, Inc. is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, which is an early stage company with a focus on the development of drugs for the treatment of cancer. The Company is also the parent company to 0959454 B.C. Ltd., a British Columbia corporation (“Callco”), and 0959456 B.C. Ltd., a British Columbia corporation (“Exchangeco”). Callco and Exchangeco were formed to facilitate the Reverse Acquisition (note 4).

Pursuant to the Reverse Acquisition, the Company acquired (either directly or indirectly (through Exchangeco)) all of the issued and outstanding shares of DelMar (BC) on January 25, 2013 (note 4). As a result of the shareholders of DelMar (BC) owning a controlling interest in the Company subsequent to the Reverse Acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is Berry. Therefore, the historic financial statements of DelMar (BC) are presented as the comparative balances for the periods prior to the Reverse Acquisition.

References to the Company refer to the Company and its wholly-owned subsidiaries, DelMar (BC), Callco and Exchangeco. References to Berry relate to the Company prior to the Reverse Acquisition.

The Company is focused on the discovery and development of new medicines with the potential to treat cancer patients who have failed modern targeted or biologic therapy. The Company has initiated a clinical trial with its lead drug candidate VAL-083 for the treatment of refractory glioblastoma multiforme (“GBM”). The Phase I/II study is an open-label, single arm dose-escalation study designed to evaluate the safety, tolerability, pharmacokinetics and anti-tumor activity of VAL-083 in patients with histologically confirmed initial diagnosis of primary WHO Grade IV malignant glioma, now recurrent. Patients with prior low-grade glioma or anaplastic glioma are eligible to participate in the study, if histologic assessment of their condition demonstrates transformation to GBM.

The address of the Company’s administrative offices is Suite 720 - 999 West Broadway, Vancouver, British Columbia, V5Z 1K5 with clinical operations located at 3485 Edison Way, Suite R, Menlo Park, California, 94025.

7

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Liquidity risk

For the six-month period ended June 30, 2014, the Company reported a loss of $2,798,908 and an accumulated deficit of $18,663,414 at that date. As at June 30, 2014, the Company has cash and cash equivalents on hand of $4,759,711. The Company does not have the prospect of achieving revenues in the near future and the Company will require additional funding to maintain its research and development projects and for general operations. The expenses to be incurred in developing and pursuing our Company’s business plan have a large degree of uncertainty. There is a great degree of uncertainly with respect to the expenses the Company will incur in executing its business plan. In addition, the Company has not begun to commercialize or generate revenues from any product candidate.

Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern (note 8) in the medium to longer term. On June 6, 2014 and on August 8, 2014 the Company received an aggregate $2,725,916 in net proceeds from the exercise of warrants. We believe, based on our current estimates, that we will be able to fund our operations until at least the end of December 2015.

There is no assurance that our cost estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding. The ability of the Company to meet its obligations and continue the research and development of its product candidate is dependent on its ability to continue to raise adequate financing. There can be no assurance that such financing will be available to the Company in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company. The Company may tailor its drug candidate program based on the amount of funding the Company raises.

3	Significant accounting policies

Basis of presentation

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) and are presented in United States dollars. The Company’s functional currency is the United States dollar.

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below and have been consistently applied to all periods presented.

8

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Consolidation

The consolidated financial statements include the accounts of Del Mar Pharmaceuticals (BC) Ltd., Callco, and Exchangeco as of and for the period ended June 30, 2014. Inter-company balances and transactions have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets and contingent liabilities as at the end or during the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the derivative liability and the valuation of equity instruments issued for services. Further details of the nature of these assumptions and conditions may be found in the relevant notes to the consolidated financial statements.

a)	Fair value of derivative liability

The derivative is not traded in an active market and the fair value is determined using valuation techniques. The Company uses judgment to select a variety of methods to make assumptions that are based on specific management plans and market conditions at the end of each reporting period. The Company uses a fair value estimate to determine the fair value of the derivative liability. The carrying value of the derivative liability would be higher or lower as management estimates around specific probabilities change. The estimates may be significantly different from those recorded in the consolidated financial statements because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. All changes in the fair value are recorded in the consolidated statement of operations each reporting period. This is considered to be a Level 3 financial instrument.

Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less. Cash and cash equivalents are held at recognized Canadian and United States financial institutions. Interest earned is recognized in the consolidated statement of operations and comprehensive loss. In the year ended December 31, 2013, the Company received net proceeds from financing of $8,575,000. The Company has agreed not to use the proceeds from the financing to repay debt.

9

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Foreign currency translation

The functional currency of the Company at June 30, 2014 is the United States dollar. Transactions that are denominated in a foreign currency are re-measured into the functional currency at the current exchange rate on the date of the transaction. Any foreign-currency denominated monetary assets and liabilities are subsequently re-measured at current exchange rates, with gains or losses recognized as foreign exchange losses or gains in the consolidated statement of operations. Non-monetary assets and liabilities are translated at historical exchange rates. Expenses are translated at average exchange rates during the period. Exchange gains and losses are included in consolidated statement of operations and comprehensive loss for the period.

Adjustments arising from the translation of the Company’s financial statements to United States dollars for the periods ended December 31, 2012, 2011 and 2010 due to differences between average rates and balance sheet rates are recorded in other comprehensive income as for those periods the Company’s functional currency was the Canadian dollar. For those periods the financial statements have been presented in a currency other than the functional currency of the Company as management has determined that the US dollar is the common currency in which the Company’s peers, being international drug and pharmaceutical companies, present their financial statements. For presentation purposes the assets and liabilities of the Company for 2012, 2011, and 2010 have been translated to US dollars at exchange rates at the reporting date. The historical equity transactions have been translated using historical rates in effect on the date that each transaction occurred. The income and expenses are translated to US dollars at the average exchange rate for the period in which the transaction arose. Exchange differences arising are recognized in a separate component of equity titled accumulated other comprehensive income.

Current and future income taxes

The Company follows the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current period. Income taxes are accounted for using the asset and liability method of accounting. Future income taxes are recognized for the future income tax consequences attributable to differences between the carrying values of assets and liabilities and their respective income tax bases and for loss carry-forwards. Future income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax laws or rates is included in earnings in the period that includes the enactment date. When realization of future income tax assets does not meet the more-likely-than-not criterion for recognition, a valuation allowance is provided.

10

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Financial instruments

The Company has financial instruments that are measured at fair value. To determine the fair value, we use the fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

•	Level one - inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•
Level two - inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•	Level three - unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, taxes and other receivables, accounts payable and accrued liabilities, related party payables and derivative liability. The carrying values of cash and cash equivalents, taxes and other receivables, accounts payable and accrued liabilities and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.

As quoted prices for the derivative liability are not readily available, the Company has used a simulated probability valuation model, as described in note 8 to estimate fair value. The derivative liability utilizes Level 3 inputs as defined above.

The Company has the following liabilities under the fair value hierarchy:

		June 30, 2014

Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	3,329,367

		December 31, 2013

Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	4,402,306

11

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

		December 31, 2012

Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	121,000

Intangible assets

Under its assignment agreement with Valent Technologies LLC (“Valent”) (note 5) the Company has incurred certain costs relating to patents assigned to the Company. As the patents had not yet been assigned to the Company at December 31, 2011, the Company has expensed these costs for the year ended December 31, 2011.

Expenditures associated with the filing, or maintenance of patents, licensing or technology agreements are expensed as incurred. Costs previously recognized as an expense are not recognized as an asset in subsequent periods.
Once the technology has achieved commercialization, patent costs will be deferred and amortized over the remaining life of the related patent.

Research and development costs (including clinical trial expenses)

Research and development expenses include payroll, employee benefits, stock-based compensation expense, and other headcount-related expenses associated with product research and development. Research and development expenses also include third-party development and clinical trial expenses noted bel0w. Such costs related to product research and development are included in research and development expense until the point that technological feasibility is reached, which for our products, is generally shortly before the products are approved by the relevant food and drug administration. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.

Clinical trial expenses are a component of research and development costs and include fees paid to contract research organizations, investigators and other service providers who conduct specific research for product development activities on behalf of the Company. The amount of clinical trial expenses recognized in a period related to service agreements is based on estimates of the work performed on an accrual basis. These estimates are based on patient enrollment, services provided and goods delivered, contractual terms and experience with similar contracts. The Company monitors these factors to the extent possible and adjusts our estimates accordingly. Prepaid expenses or accrued liabilities are adjusted if payments to service providers differ from estimates of the amount of service completed in a given period.

Research and development costs are expensed in the period incurred. At June 30, 2014, and at December 31, 2013, and 2012, all research and development costs were expensed.

12

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Shares for services

The Company has issued equity instruments for services provided by employees and non-employees. The equity instruments are valued at the fair value of the instrument granted (see notes 8 and 9 for assumptions).

The Company has transferred shares from the DelMar Employee Share Purchase Trust (the “Trust”) (note 8) to consultants and management in exchange for services rendered to the Company. The Company recognizes the fair value of the shares transferred as an expense with a corresponding increase in common stock. The shares reserved for issuance to consultants and management that are held by the Trust are included in the financial statements at year end. There are no other assets in the Trust. The number of shares outstanding for issue from the Trust at June 30, 2014 is nil (2013 - nil; 2012 - nil; 2011 - 1,590,625) (note 9).

The shares transferred from the Trust have been valued using the fair value of the shares transferred. The Company used recent share transactions in order to determine the fair value of the shares transferred from the Trust.

Stock options

The Company accounts for these awards under Accounting Standards Codification (“ASC”) 718, “Compensation - Stock Compensation” (“ASC 718”). ASC 718 requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. Compensation expense for unvested options to non-employees is revalued at each period end and is being amortized over the vesting period of the options. The determination of grant-date fair value for stock option awards is estimated using the Black-Scholes model, which includes variables such as the expected volatility of the Company’s share price, the anticipated exercise behavior of its grantee, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for share-based payments. Such value is recognized as expense over the requisite service period, net of estimated forfeitures, using the straight-line attribution method. The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. The Company considers many factors when estimating expected forfeitures, including type of awards granted, employee class, and historical experience. Actual results and future estimates may differ substantially from current estimates.

Comprehensive income

In accordance with ASC 220, “Comprehensive Income” (“ASC 220”) all components of comprehensive income, including net loss, are reported in the financial statements in the period in which they are recognized.

Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net loss and other comprehensive (income) loss, , including foreign currency translation adjustments, are reported, net of any related tax effect, to arrive at comprehensive income. No taxes were recorded on items of other comprehensive income.

13

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Derivative liability

The Company accounts for certain warrants under the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, on the understanding that in compliance with applicable securities laws, the warrants require the issuance of securities upon exercise and do not sufficiently preclude an implied right to net cash settlement. The Company classifies these warrants on its balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance. The Company has used a simulated probability valuation model to value the warrants. Determining the appropriate fair-value model and calculating the fair value of warrants requires considerable judgment. Any change in the estimates (specifically probabilities) used may cause the value to be higher or lower than that reported. The estimated volatility of the Company’s common stock at the date of issuance, and at each subsequent reporting period, is based on the historical volatility of similar life sciences companies. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the warrants at the valuation date. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

Loss per share

Income or loss per share is calculated based on the weighted average number of common shares outstanding. Diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants and stock options are anti-dilutive. Diluted income per share is calculated using the treasury stock method which uses the weighted average number of common shares outstanding during the period and also includes the dilutive effect of potentially issuable common shares from outstanding stock options and warrants. At June 30, 2014, potential common shares of 21,919,699 (2013 - 28,104,009, 2012 - 4,380,000) related to outstanding warrants and stock options were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

Segment information

The Company identifies its operating segments based on business activities, management responsibility and geographical location. The Company operates within a single operating segment being the research and development of cancer indications, and operates in one geographic area, being North America. All of the Company’s assets are located in either Canada or the United States.

14

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

Accounting Standards Updates (“ASU”) 2014-10 Topic 915, Development Stage Entities

The objective of the guidance is to reduce cost and complexity in the financial reporting system by eliminating inception-to-date information from the financial statements of development stage entities. The new standard eliminates the concept of a development stage entity (“DSE”) from US GAAP. Therefore, the current incremental reporting requirements for a DSE, including inception-to-date information, will no longer apply. This standard is effective for annual reporting periods beginning after December 15, 2014. The Company has elected to early adopt this guidance effective with its June 30, 2014 consolidated financial statements.

ASU 3013-05 Topic 830, Accounting for Cumulative Translation Adjustments

The standards amends cumulative translation adjustment derecognition guidance in particular when (i) an entity ceases to have a controlling financial interest in certain subsidiaries or groups of assets within a foreign entity, or (ii) there is a loss of a controlling financial interest in a foreign entity or a step acquisition involving an equity method investment that is a foreign entity. This is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

ASU 2013-11 Topic 740, Accounting for Cumulative Translation Adjustments

The standard amends guidance on financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

15

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

4	Reverse acquisition

On January 25, 2013 (the “Closing Date”), the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with DelMar (BC), Callco, Exchangeco, and the securityholders of DelMar (BC). Pursuant to the Exchange Agreement, (i) the Company issued 4,340,417 shares of common stock (the “Parent Shares”) to the shareholders of DelMar (BC) who are United States residents (the “U.S. Holders”) in exchange for the transfer to Exchangeco of all 4,340,417 outstanding common shares of DelMar (BC) held by the U.S. Holders, (ii) the shareholders of DelMar (BC) who are Canadian residents (the “Canadian Holders”) received, in exchange for the transfer to Exchangeco of all 8,729,583 outstanding common shares of DelMar (BC) held by the Canadian Holders, 8,729,583 exchangeable shares (the “Exchangeable Shares”) of Exchangeco, and (iii) outstanding warrants to purchase 3,360,000 common shares of DelMar (BC) and outstanding options to purchase 1,020,000 common shares of DelMar (BC) were deemed to be amended such that, rather than entitling the holder to acquire common shares of DelMar (BC), such options and warrants will entitle the holders to acquire shares of common stock of the Company. The Canadian Holders will be entitled to require Exchangeco to redeem (or, at the option of the Company or Callco, to have the Company or Callco purchase) the Exchangeable Shares, and upon such redemption or purchase to receive an equal number of shares of common stock of the Company. The aggregate of 13,070,000 shares of common stock of the Company issued to the former shareholders of DelMar (BC) (on an as-exchanged basis with respect to the Exchangeable Shares) represents 80.1% of the outstanding shares of common stock of the Company following the closing of the Exchange Agreement (the “Reverse Acquisition”).

Upon completion of the Reverse Acquisition, DelMar (BC) became a wholly-owned subsidiary of the Company. As a result of the shareholders of DelMar (BC) having a controlling interest in the Company subsequent to the Reverse Acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is Berry. No goodwill is recorded with respect to the transaction as it does not constitute a business combination. For accounting purposes, the transaction is reflected as a recapitalization of DelMar (BC) and consideration for the Reverse Acquisition was deemed to be the fair value of the shares that were issued by DelMar (BC) to acquire the net liabilities of Berry on January 25, 2013. The net identifiable liabilities of Berry on the Closing Date of the Reverse Acquisition were as follows:

$

Net liabilities (derivative liability)	2,041,680

The Company determined the fair value of the shares issued on the Reverse Acquisition to be $1,690,004. As a result of the Reverse Acquisition being treated as a recapitalization of DelMar (BC), the Company recognized the loss of $3,731,684 incurred upon the closing of the Reverse Acquisition as an adjustment to opening deficit in the consolidated statement of changes in stockholders’ equity (deficiency) at December 31, 2013.

16

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

5	Valent Technologies LLC agreement

On September 12, 2010 the Company entered into a Patent Assignment Agreement (the “Assignment Agreement”) with Valent to acquire patents and the prototype drug product related to VAL-083. In accordance with the Assignment Agreement the Company paid $250,000 to acquire the prototype drug product. In addition, under certain circumstances Valent agreed to assign, convey and transfer to the Company all its right, title and interest in and to the patents in exchange for share purchase warrants. The Company will then be responsible for the further development and commercialization of VAL-083. Valent retains an option to reacquire certain intellectual property until a Financing Transaction is completed by the Company. Under the Assignment Agreement, a ‘Financing Transaction’ is defined as a cumulative equity or debt financing(s), or a merger, acquisition, amalgamation, reverse takeover or other combination, or any combination of the foregoing, cumulatively totaling at least $2,000,000. In accordance with the terms of the Assignment Agreement, Valent is entitled to receive a future royalty on revenues derived from the development and commercialization of VAL-083. In the event that the Company terminates the agreement, the Company may be entitled to receive royalties from Valent’s subsequent development of VAL-083 depending on the development milestones the Company has achieved prior to the termination of the Assignment Agreement.

On January 25, 2013, in connection with the Company’s Reverse Acquisition (note 4), the Company issued to Valent 1,150,000 shares of common stock, in exchange for Valent reducing certain future royalties under the Assignment Agreement.

Pursuant to a loan agreement dated February 3, 2011, the Company received a loan from Valent for $250,000 for the purchase of the prototype drug product. The loan is unsecured and bears interest at 3.00% per year. The balance of the loan payable, including accrued interest, at June 30, 2014 is $276,439 (2013 - $272,372; 2012 - $264,352), including accrued interest of $26,439 (2013 - $22,372; 2012 - $14,352). The loan was originally due on demand but is now a five year term loan due, along with all accrued interest, on June 30, 2019. As a result, the Company has presented the full loan and accrued interest balance as a non-current liability at June 30, 2014 and December 31, 2013 and 2012.

Pursuant to the Assignment Agreement with Valent, the Company agreed to issue warrants to Valent under certain circumstances. The financing completed by the Company that closed in February 2012 constituted a Financing Transaction under the terms of the Assignment Agreement and resulted in the Company issuing 500,000 warrants to Valent on February 1, 2012 at an exercise price of CA$0.50 per warrant (note 9). In exchange for the warrants Valent has assigned all of its right, title and interest in and to the patents for VAL-083 to the Company. The fair value of the contingent warrants of $89,432 has been recognized as an expense and a corresponding increase to additional paid-in capital at December 31, 2011. As a result of the warrants being issued during 2012 the amount previously recognized as additional paid in capital has been reclassified to warrants during the year ended December 31, 2012.

17

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

6	Taxes and other receivables

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Government grants	562	-	34,168
Other receivables	9,010	11,062	11,331

	9,572	11,062	45,499

On June 15, 2014, the Company was granted a non-repayable financial contribution from the National Research Council of Canada Industrial Research Assistance Program (“IRAP”). The Company will be reimbursed for certain research and development costs to a maximum of $182,093 (CA$194,398) in the period from June 15, 2014 thru June 15, 2017. Under this IRAP grant the Company requested an aggregate total reimbursement of $562 to June 30, 2014.

On May 1, 2012, the Company was granted a non-repayable financial contribution from IRAP. The Company will be reimbursed for certain research and development costs to a maximum of $48,245 (CA$48,000) in the period from May 1, 2012 thru November 30, 2012. Under this IRAP grant the Company requested an aggregate total reimbursement of $40,542 and has received $6,374 to December 31, 2012 resulting in a receivable of $34,168 at December 31, 2012. Under this IRAP grant the Company did not incur all of the allowable expenses under the grant and as a result $7,703 has lapsed.

The total amount credited in the statement operations for all IRAP grants for the six months ended June 30, 2014 was $562 (2013 - $nil; 2012 - $40,542).

7	Accounts payable and accrued liabilities

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Trade payables	244,906	140,457	677,615
Payable to related parties (note 10)	54,960	109,030	447,777

	299,866	249,487	1,125,392

During the year ended December 31, 2012, the Company issued 500,000 common shares valued at $253,050 (CA$250,000) as partial settlement of the Company’s accounts payable balance with Valent (note 10). The fair value of the shares issued as partial settlement was based on the financing which occurred during the year ended December 31, 2012.

18

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

8	Derivative liability

The Company has issued stock purchase warrants. Based on the terms of certain of these warrants the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value each reporting period with the changes in fair value recorded in the consolidated statement of operations and comprehensive loss.

CA$0.50 Unit Warrants

The Company issued 4,150,000 units on January 23, 2012, 560,000 on February 27, 2012 and 50,000 on May 10, 2012. In addition, during the year ended December 31, 2011, the Company issued 500,000 units, on October 3, 2011, 100,000 units on October 7, 2011, and 50,000 units on November 11, 2011. In total, the Company issued 5,410,000 units for services in settlement of accounts payable and cash proceeds for an aggregate of $2,671,923 (CA$2,705,000).

The proceeds from the issuance of 3,000,000 of these units were held in escrow pursuant to an exclusive option investment agreement with a strategic investor. Subsequently, the Company elected to allow the option to expire and the related units were cancelled and the funds returned from escrow to the subscriber in order for the Company to retain control over certain intellectual property and commercial rights.

During the year ended December 31, 2013, 221,000 of these warrants were exercised for no additional consideration for 221,000 shares of common stock. As a result, $241,715 of the derivative liability was reclassified to equity.

During the six months ended June 30, 2014, 20,000 of these warrants were exercised for no additional consideration for 20,000 shares of common stock with $17,600 of the derivative liability being reclassified to equity. The warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

On January 25, 2014, the remaining 2,169,000 of these warrants expired. All of the CA$0.50 warrants outstanding at December 31, 2013 have now either been exercised or have expired as at June 30, 2014.

The warrants that were outstanding at December 31, 2013 were re-valued at December 31, 2013 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 72.8%, risk free rate - 0.09% and a term of one month.

19

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Investor Warrants

In connection with the Reverse Acquisition (note 4), on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors (the “Investors”), pursuant to which the Company issued an aggregate of 13,125,002 units at a purchase price of $0.80 per unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). Each unit consists of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. The Investor Warrants are redeemable by the Company at a price of $0.001 per Investor Warrant at any time subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $1.60 per share with an average trading volume of 50,000 shares per day and (ii) the underlying shares of common stock are registered.

During the six months ended June 30, 2014, 277,313 warrants were exercised at $0.80 per warrant for 277,313 shares of common stock. The Company received proceeds of $221,850 from the exercise. As a result, $126,064 of the derivative liability has been reclassified to equity.

On June 6, 2014, pursuant to an Election to Exercise Warrants agreement, the Company reduced the Investor Warrant exercise price from $0.80 to $0.65 per share for warrants to purchase 3,652,211 shares of the Company’s common stock. In accordance with the agreements, the holders of the Investor Warrants exercised the Investor Warrants for cash at the foregoing reduced exercise price. The Company received net proceeds of $2,255,240 after paying a 5% warrant agent fee of $118,697. As a result, $984,484 of the derivative liability has been reclassified to equity.

All Investor Warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

On June 9, 2014, as amended on June 26, 2014, July 10, 2014, and July 29, 2014, the Company filed a tender offer statement with the Securities and Exchange Commission with respect to certain Investor Warrants to purchase common stock of the Company to provide the holders thereof with the opportunity to amend and exercise their warrants, upon the terms and subject to the conditions set forth in the Company’s tender offer statement. Pursuant to the tender offer, the Company offered to amend Investor Warrants to purchase an aggregate of 9,195,478 shares of common stock (the “Offer to Amend and Exercise”). There was no minimum participation requirement with respect to the Offer to Amend and Exercise.

20

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Pursuant to the Offer to Amend and Exercise, the Investor Warrants subject to the tender offer were amended (the “Amended Warrants”) to: (i) reduce the exercise price of the Investor Warrants from $0.80 per share to $0.65 per share of common stock in cash, (ii) shorten the exercise period of the Investor Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on August 8, 2014, as may be extended by the Company in its sole discretion (“Expiration Date”), (iii) delete the price-based anti-dilution provisions contained in the Investor Warrants, (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time twenty (20) days after the Expiration Date (the “ Lock-Up Period ”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Upon the expiry of the Offer to Amend and Exercise on August 8, 2014, 762,227 Amended Warrants were exercised for net proceeds of $470,676 after paying a 5% warrant agent fee of $24,772. As a result, 8,433,251 Investor Warrants remain outstanding under their original terms subsequent to the tender offer.

The Investor Warrants outstanding at June 30, 2014 have been re-valued at June 30, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 75%, risk free rate - 1.19% and a term of approximately 3.5 years.

Dividend warrants

As a result of the Reverse Acquisition, warrants that Berry issued pursuant a warrant dividend became warrants of the Company (the “Dividend Warrants”). The Dividend Warrants are exercisable at $1.25 per share until January 24, 2018. The Dividend Warrants will only be exercisable at such times as the underlying shares of common stock are registered. The Dividend Warrants will be redeemable by the Company at a price of $0.001 per Dividend Warrant at any time commencing 18 months following the date of issuance subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $2.50 per share and (ii) the underlying shares of common stock are registered. Subject to the conditions set forth therein, the Dividend Warrants may be redeemed by the Company upon not less than ninety (60) days nor more than ninety (90) days prior written notice.

The Dividend Warrants have been measured at fair value at June 30, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 75%, risk free rate - 1.19% and a term of approximately 3.5 years.

Warrants issued for services

During the year ended December 31, 2013, the Company issued 300,000 warrants for services. The warrants were issued on September 12, 2013 and are exercisable on a cashless basis at an exercise price of $1.76 for five years. The Company has recognized $124,020 in expense in the consolidated statement of operations.

21

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

The warrants have been measured at fair value at their issue date of June 30, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility -76%, risk free rate - 1.38% and a term of approximately 4.25 years.

The Company’s derivative liability is summarized as follows:

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Opening balance	4,402,306	121,000	106,146

Issuance of units	-	3,681,372	333,356
Dividend warrant liability acquired on reverse acquisition	-	2,041,680	-
Warrants issued for services	-	124,020	-
Change in fair value of unexercised warrants	166,388	(1,324,051)	(318,502)
Change in fair value due to tender offer	(111,179)	-	-
Reclassification to equity upon exercise of warrants	(1,128,148)	(241,715)	-

Closing balance	3,329,367	4,402,306	121,000

9	Stockholders’ equity (deficiency)

Preferred stock

Authorized
5,000,000 preferred shares, $0.001 par value

Issued and outstanding at June 30, 2014 - 1 (December 31, 2013 - 1, December 31, 2012 - none)

In connection with the Exchange Agreement (note 4), on the Closing Date, the Company, Callco, Exchangeco and Computershare Trust Company of Canada (the “Trustee”) entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, Company issued one share of Special Voting Preferred Stock (the “Special Voting Share”) to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Share for the benefit of the holders of the Exchangeable Shares (other than the Company and any affiliated companies) (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

22

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

In connection with the Exchange Agreement and the Trust Agreement, on January 17, 2013, the Company filed a certificate of designation of Special Voting Preferred Stock (the “Special Voting Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designated as Special Voting Preferred Stock. The Special Voting Preferred Stock votes as a single class with the common stock and is entitled to a number of votes equal to the number of Exchangeable Shares of Exchangeco outstanding as of the applicable record date (i) that are not owned by the Company or any affiliated companies and (ii) as to which the holder has received voting instructions from the holders of such Exchangeable Shares in accordance with the Trust Agreement.

The Special Voting Preferred Stock is not entitled to receive any dividends or to receive any assets of the Company upon any liquidation, and is not convertible into common stock of the Company.

The voting rights of the Special Voting Preferred Stock will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Stock will be automatically cancelled at such time as the share of Special Voting Preferred Stock has no votes attached to it.

Common stock

Authorized
200,000,000 common shares, $0.001 par value

Issued and outstanding at June 30, 2014 - 35,992,343 (December 31, 2013 - 31,534,819 (December 31, 2012 - 13,050,000). The issued and outstanding common shares at June 30, 2014 include 7,044,583 shares of common stock on an as-exchanged basis with respect to the Exchangeable Shares (note 4).

a)	Shares issued to founders

On May 27, 2010, the Company issued 7,000,000 common shares to its founders at $0.001 per share for total proceeds of $6,667. Of the 7,000,000 shares issued, 6,000,000 were issued to founders who are also officers or directors of the Company. In addition, of the 7,000,000 shares issued, 6,700,000 are subject to vesting provisions and a repurchase option to the Company. At any time prior to the expiration of 36 months from May 27, 2010 the Company at its sole discretion may repurchase some or all of the unvested 6,700,000 shares at $0.001 per share.

With respect to the 6,700,000 shares subject to vesting, 25% of the common shares vested immediately on May 27, 2010 and the remaining shares shall vest in twelve equal tranches on each quarterly anniversary of May 27, 2010 with the number of shares to vest on each such date to equal 1/16 of the number of shares issued on May 27, 2010. If any of the subscribers is or becomes a director, officer, employee or consultant of the Company or an affiliate of the Company, all unvested shares shall vest immediately if the subscriber is subsequently removed as a director or officer of the Company or its affiliate, or is subsequently terminated as an employee or consultant of the Company or its affiliate, in each case without cause.

23

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

b)	Shares issued to the DelMar Employees Share Purchase Trust

The Company has established the DelMar Employees Share Purchase Trust (the “Trust”). The purposes of the Trust are to (i) enhance the ability of the Company and its affiliates to attract, motivate, retain and reward directors, officers, employees and consultants, (b) facilitate employee ownership of shares of the Company and (c) promote closer alignment of interests between key employees of the Company and its shareholders. The Trust is overseen by a Trustee appointed by the Company and funds from the Company (“Settled Funds”) were used to subscribe for common shares (“Trust Shares”) in the capital of the Company. On May 27, 2010, the Company issued 2,000,000 common shares to the Trust. The Company used Settled Funds to pay for the trust Shares.

Number of shares held in Trust

Balance - April 6, 2010	-
Shares issued to the DelMar Employee Share Purchase Trust	2,000,000
Shares transferred to employees and consultants for services	(325,000)
Founders shares acquired by the Trust	68,750

Balance - December 31, 2010	1,743,750
Shares transferred to employees and consultants for services	(200,000)
Founders shares acquired by the Trust	46,875

Balance - December 31, 2011	1,590,625
Shares transferred to employees and consultants for services	(1,590,625)

Balance - June 30, 2014, December 31, 2013 and 2012	-

The Company has transferred shares from the Trust to various consultants for work or services performed for the Company. Shares held by the Trust are not issued and outstanding until the shares are transferred out of the Trust. For the year ended December 31, 2012, the Company recognized the fair value of the remaining Trust shares transferred as an expense with the offsetting charge to additional paid in capital for $781,846 (2011- $95,140; 2010 - $32,091). The Company did not recognize any expenses related to Trust shares for the period ended June 30, 2014 or the year ended December 31, 2013 as all shares have been issued from the Trust as of December 31, 2012.

Of the 1,590,625 shares transferred out of the Trust during the year ended December 31, 2012, 1,390,625 were transferred to directors of the Company. The related compensation expense was recorded in the consolidated statement of operations and comprehensive loss.

24

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

c)	Shares issued in private placements

On August 27, 2010, the Company issued 720,000 common shares at $0.095 (CA$0.10) per share for total proceeds of $68,414 and on September 8, 2010 the Company issued an additional 280,000 common shares at $0.096 (CA$0.10) per share for total proceeds of $26,989. Of the total proceeds of $68,414 from the August 27, 2010 issuance, $28,506 was received in 2011 and has been recorded as subscriptions receivable at December 31, 2010.

d)	Shares issued to Valent for settlement of accounts payable

During the year ended December 31, 2012, the Company issued 500,000 common shares to Valent for partial settlement of accounts payable (notes 7 and 10).

e)	Shares issued for the Reverse Acquisition

On January 25, 2013, the Company entered into and closed an Exchange Agreement with DelMar (BC) (note 4). The Reverse Acquisition resulted in the Company acquiring DelMar (BC) by issuing a sufficient number of shares such that the shareholders of DelMar (BC) owned a controlling interest in the Company subsequent to the completion of the Reverse Acquisition. At the time of the Reverse Acquisition, there were 13,070,000 common shares of DelMar (BC) and 3,250,007 shares of common stock of the Company issued and outstanding. All of the 13,070,000 shares of DelMar (BC) were acquired either directly or indirectly (through Exchangeco) by the Company resulting in DelMar (BC) becoming a wholly owned subsidiary of the Company.

As a result of the shareholders of DelMar (BC) owning a controlling interest in the Company subsequent to the Reverse Acquisition, for accounting purposes the transaction constitutes a reverse recapitalization with DelMar (BC) being the accounting acquirer even though legally the Company is the acquirer. Therefore, for accounting purposes, the Company is shown to have issued 3,250,007 common shares for the Reverse Acquisition (note 4).

25

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

f)	$0.80 Unit offering

In connection with the Reverse Acquisition, on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors (the “Investors”), pursuant to which the Company issued an aggregate of 13,125,002 Units at a purchase price of $0.80 per Unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). Each Unit consists of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment and the Investor Warrants are redeemable under certain circumstances (note 8).

The Company retained Charles Vista, LLC (the “Placement Agent”) as the placement agent for the Private Offering. The Company paid the Placement Agent a cash fee of $1,050,000 (equal to 10% of the gross proceeds), a non-accountable expense allowance of $315,000 (equal to 3% of the gross proceeds), and a one-year consulting fee of $60,000. In addition, the Company incurred other unit issue and closings costs of approximately $500,000 resulting in net proceeds to the Company of $8,575,000. Certain of the additional closing costs are not eligible to be treated as share issue costs and as a result they have been expensed. Net unit proceeds per the consolidated statement of cash flows include gross unit proceeds less cash share issue costs attributable to the shares only. The portion of the unit issue costs attributable to the derivative liability has been expensed.

In addition, the Company issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 5,250,000 shares of common stock (equal to 20% of the shares of common stock (i) included as part of the Units sold in the Private Offering and (ii) issuable upon exercise of the Investor Warrants) at an exercise price of $0.80, exercisable on a cash or cashless basis. Pursuant to the cashless exercise provision in the Placement Agent Warrants, if the warrants are exercised on a cashless basis, the number of shares the Company will issue to the holder will be dependent on the closing price of the common stock for the immediately preceding 20 trading days.

The Company agreed to pay a warrant commission of 5% of the amount of funds raised by an agent upon the exercise of the Investor Warrants following such exercise.

In connection with the Private Offering, the Company entered into a registration rights agreement with the Investors, pursuant to which the Company agreed to file a registration statement (the “Registration Statement”) registering for resale all shares of common stock (a) included in the Units; and (b) issuable upon exercise of the Investor Warrants, no later than 90 days after the completion of the Private Offering (the “Filing Deadline”) and to use commercially reasonable efforts to cause the Registration Statement to become effective within 180 days of the Filing Deadline. The Company agreed to use commercially reasonably efforts to keep the Registration Statement effective while the Investor Warrants are outstanding.

Certain of the Private Offering costs were incurred by the Company prior to December 31, 2012. These costs of $90,771 were treated as issue costs during the year ended December 31, 2013.

26

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

g)	Shares issued to Valent for future royalty reduction

Simultaneous with the Reverse Acquisition, the Company issued to Valent 1,150,000 shares of common stock in exchange for Valent reducing certain future royalties under its Assignment Agreement with the Company (note 5).

h)	Shared issued for services

June 30, 2014 and June 30, 2013

Pursuant to a consulting agreement dated May 1, 2012, the Company issued 20,000 shares of common stock per month from June 1, 2012 to May 1, 2013 inclusive. Under this agreement the Company has issued a total of 100,000 shares of common stock during the six months ended June 30, 2013. The shares have been valued using the fair value of the Company shares based on the purchase price under recent shares issuance by the Company or the closing price of the common stock on the date the shares for services were issued. A total of $142,557 in expense has been recognized for these shares for the six months ended June 30, 2013.

During the six months ended June 30, 2014, the Company issued 500,000 (June 30, 2013 - 475,000) shares of common stock for services resulting in the recognition of $587,500 (June 30, 2013 - $855,000) in expense for total shares for services of $587,500 (June 30, 2013 - $997,557).

The total shares for services expense for the six month ended June 30, 2014 of $587,500 (June 30, 2013 - $997,557) in addition to the stock option expense for the period of $306,165 (June 30, 2013 - $522,930) results in a total share-based payment expense of $893,665 for the six months ended June 30, 2014 (June 30, 2013 - $1,520,487). This total expense has been recognized as to $144,587 (June 30, 2013 - $309,136) and $749,078 (June 30 2013 - $1,211,351) for research and development, and general and administrative respectively for the six months ended June 30, 2014.

December 31, 2013 and December 31, 2012

Pursuant to a consulting agreement dated May 1, 2012 noted above the Company issued 100,000 shares of common stock during the year ended December 31, 2013 (2012 - 140,000). A total of $142,557 in expense has been recognized for these shares for the year ended December 31, 2013 (2012 - $75,800).

In addition to the shares issued under the May 1, 2012 consulting agreement, during the year ended December 31, 2013, the Company issued 615,000 (2012 - nil) shares of common stock for services resulting in the recognition of $901,000 (2012 - $nil) in expense for total shares for services of $1,043,557 (2012 - $75,800).

27

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

The total shares for services expense for the year ended December 31, 2013 of $1,043,557 (2012 - $75,800) in addition to the stock option expense for the year of $1,103,209 (2012- $272,594) results in a total share-based payment expense of $2,146,766 for the year ended December 31, 2013 (2012 - $1,130,240 (includes fair value of the shares from the Trust of $781,846)). This total expense has been recognized as to $568,725 (2012 - $1,130,240) for research and development and $1,578,041 (2012 - $383,884) for general and administrative respectively for the year ended December 31, 2103.

Stock options

On February 1, 2012, the Company’s Board of Directors approved its stock option plan (the “Plan”). Under the Plan the number of common shares that will be reserved for issuance to officers, directors, employees and consultants under the Plan will not exceed 7.5% of the share capital of the Company on a fully diluted basis. The requisite service period of the options ranges from six months to three years and also has a range of six months to three years contractual term.

In the event of the sale of 66 2/3% of the equity securities of the Company where equity securities include shares, warrants, stock options, and any convertible securities of the Company, any options not yet granted under the Plan shall be deemed granted to the principle founders of the Company on a pro-rata basis in accordance with their ownership of the Company on a fully-diluted basis immediately prior to the closing of such a sale.
The following table sets forth the options outstanding under the Plan as of June 30, 2014:

	Number of stock options outstanding	Weighted average exercise price

Balance - December 31, 2011	-	-
Granted	1,020,000	0.47

Balance - December 31, 2012	1,020,000	0.47
Granted	2,340,000	1.15
Cancelled	(120,000)	0.47

Balance - December 31, 2013	3,240,000	0.96
Forfeited	(52,786)	0.47

Balance - June 30, 2014	3,187,214	0.96

28

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

The following table summarizes stock options currently outstanding and exercisable at June 30, 2014:

Exercise price $	Number Outstanding at June 30, 2014	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number exercisable at June 30, 2014	Exercise price $

0.47	883,324	7.73	0.47	798,893	0.47
1.05	2,003,890	9.13	1.05	1,352,640	1.05
1.54	180,000	8.75	1.54	180,000	1.54
2.30	120,000	8.92	2.30	120,000	2.30

	3,187,214		0.96	2,451,533	0.96

Included in the number of stock options outstanding are 883,324 stock options granted at an exercise price of CA$0.50. The exercise prices shown in the above table have been converted to US$ using the period ending closing exchange rate resulting in an exercise price of $0.47. Certain stock options have been granted to non-employees and will be revalued at each reporting date until they have fully vested. The stock options have been valued using a Black-Scholes pricing model using the following assumptions:

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Dividend rate	0%	0%	0%
Volatility	73% to 76%	73% to 85%	74%
Risk-free rate	1.25%	1.00%	1.25%
Term - years	0.5 to 2.5	1 to 3	2.1

The Company has recognized the following amounts as stock-based compensation expense for the periods noted:

	Six months ended June 30,		Years ended December 31,
	2014	2013	2013	2012
	$	$	$	$

Research and development	144,587	309,136	522,725	196,281
General and administrative	161,578	213,794	580,484	76,313

	306,165	522,930	1,103,209	272,594

29

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Of the total stock option expense for the six months ended June 30, 2014 of $306,165 (June 30, 2013 - $522,930), $300,967 (June 30, 2013 - $211,673) has been recognized as additional paid in capital and $5,198 (June 30, 2013 - $311,257) has been recognized as a stock option liability. Of the total stock option expense for the year ended December 31, 2013 of $1,103,209 (2012 - $272,594) $890,648 (2012 - $272,594) has been recognized as additional paid in capital and $212,561 (2012 - $nil) has been recognized as a stock option liability.

The aggregate intrinsic value of stock options outstanding at June 30, 2014 was $372,454 (December 31, 2013 - $422,910; 2012 - $306,000) and the aggregate intrinsic value of stock options exercisable at June 30, 2o14 was $336,853 (December 31, 2013 - $341,304; 2012 - $172,650). As of June 30, 2014 there was $130,048 in unrecognized compensation expense that will be recognized over the next 2.0 years. No stock options granted under the Plan have been exercised to June 30, 2014. Upon the exercise of stock options new shares will be issued.

A summary of status of the Company’s unvested stock options as of June 30, 2014 under all plans is presented below:

	Number of options	Weighted average exercise price $	Weighted average grant date fair value $

Unvested at December 31, 2011	-	-	-
Granted	1,020,000	0.47	0.30
Vested	(575,500)	0.47	0.30

Unvested at December 31, 2012	444,500	0.47	0.30
Granted	2,340,000	1.15	0.63
Cancelled	(120,000)	0.47	0.30
Vested	(985,129)	1.05	0.58

Unvested at December 31, 2013	1,679,371	1.08	0.59

Forfeited	(52,786)	0.87	0.49
Vested	(890,904)	1.09	0.60

Unvested at June 30, 2014	735,681	0.98	0.54

The aggregate intrinsic value of unvested stock options at June 30, 2014 was $35,601 (December 31, 2013 $81,606; 2012 - $133,350). The unvested stock options have a remaining weighted average contractual term of 9.0 years.

30

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Warrants

	Number of warrants	Amount $

Balance - December 31, 2011	-	-

Warrants issued for patents (i)	500,000	89,432
Warrants issued as unit issue costs (ii)	105,000	14,295
Warrants issued for services (iii)	345,000	49,379

Balance - December 31, 2012	950,000	153,106
Warrants issued as unit issue costs (iv)	5,250,000	6,288,594
Warrants exercised on a cashless basis (v)	(200,000)	(239,600)

Balance - December 31, 2013	6,000,000	6,202,100

Expiry of broker warrants (ii)	(5,000)	(556)
Exercise of broker warrants (ii)	(8,000)	(1,099)

Balance - June 30, 2014	5,987,000	6,200,445

i)
At December 31, 2011, the Company recognized the fair value of the 500,000 contingent Valent warrants (note 5). The contingent warrants were recognized in additional paid in capital at December 31, 2011 and have been reclassified to warrants when the warrants were issued on February 1, 2012. The warrants have an exercise price of CA$0.50 per warrant and expire February 1, 2017.

ii)
The Company has issued broker warrants as finder’s fees in relation to the issuance of certain Units. All of the warrants were issued on March 1, 2012 and have an exercise price of CA$0.50 per warrant. Of the total, 100,000 expire March 1, 2015 and 5,000 expired March 1, 2014. During the six months ended June 30, 2014, 8,000 broker warrants were exercised for proceeds of $3,660 (CA$4,000).

iii)
The Company has issued 345,000 warrants for investor relations services. The warrants were issued on February 1, 2012 and they vest in 12 equal installments over a 12-month period commencing on March 1, 2012. The warrants have an exercise price of CA$0.50 per warrant and expire February 1, 2015.

31

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

iv)
As part of the Company’s unit offering the Company has issued 5,250,000 Placement Agent Warrants (note 9 (f)). The Placement Agent Warrants have been recognized as non-cash issue costs and the costs have been allocated to common stock and derivative liability. The portion allocated to additional paid in capital was $4,087,586 and the portion allocated to derivative liability was $2,201,008. The Placement Agent warrants have been valued using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 104%, risk free rate - 1.0% and a term of five years.

v)	During the year ended December 31, 2013, 200,000 Placement Agent Warrants were exercised on a cashless basis for 123,810 shares of common stock.

The fair value of all of the warrants issued in 2012 and 2011 was based on the fair value of the warrants included as part of the unit issuances completed in 2011 and 2012. The fair value of the warrants issued in 2013 was determined by independent valuation as part of the valuation performed for the Company’s derivative liability (note 8).

Certain of the Company’s warrants have been recognized as a derivative liability (note 8).

The following table summarizes all of the Company’s outstanding warrants as of June 30, 2014:

Description	Number

CA$0.50 warrants (i)	-
Issued as broker warrants (ii)	92,000
Issued for patents (iii)	500,000
Issued for services (iv)	345,000
Investor Warrants (v)	9,195,478
Dividend warrants (vi)	3,250,007
Placement Agent (vii)	5,050,000
Issued for services (viii)	300,000

Closing balance - June 30, 2014	18,732,485

i)	Of the balance of 2,189,000 outstanding at December 31, 2013, 20,000 were exercised for no additional consideration and 2,169,000 expired on January 25, 2014 (note 8).

ii)
The Company has issued broker warrants as finder’s fees in relation to the issuance of certain of the CA$0.50 units issued during the years ended December 31, 2011 and 2012. All of the warrants were issued on March 1, 2012 and have an exercise price of CA$0.50 per warrant. Of the total, 100,000 expire March 1, 2015 and 5,000 expired March 1, 2014. During the six months ended June 30, 2014, 8,000 warrants were exercised for proceeds of $3,660 (CA$0.50).

iii)	The Company issued 500,000 warrants to Valent (note 5). The warrants have an exercise price of CA$0.50 per warrant and expire February 1, 2017.

32

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

iv)
The Company has issued 345,000 warrants for investor relations services. The warrants were issued on February 1, 2012 and they vested in 12 equal installments over a 12-month period commencing on March 1, 2012. The warrants have an exercise price of CA$0.50 per warrant and expire February 1, 2015.

v)
The Investor Warrants were issued as part of the Company’s $0.80 unit offering. They were issued in tranches on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013 respectively (note 9 (f)). Of the initial number issued of 13,125,002, 277,313 have been exercised at $0.80, 3,652,211 have been exercised at $0.65 and the remaining balances of 9,195,478 were the subject of a tender offer (note 8).

vi)	The Dividend Warrants are exercisable at $1.25 per warrant until January 24, 2018.

vii)	The Placement Agent Warrants are exercisable at $0.80 per warrant until March 6, 2018 but can be exercised on a cashless basis. The Placement Agent Warrants were all issued on March 6, 2013.

viii)	The warrants are exercisable on a cashless basis at a price of $1.76 per warrant until September 12, 2018.

10	Related party transactions

During the six months ended June 30, 2014

The Company paid total cash compensation to its officers of $192,000.

Included in accounts payable and accrued liabilities at June 30, 2014 is an aggregate amount owing of $54,960 to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

The Company also has a loan payable of $276,439, including aggregate accrued interest of $26,439, due to Valent (note 5). The Company accrued $4,067 on this during the six months ended June 30, 2014. One of the directors and officers of the Company is also a Principal of Valent. As a result of the Company not expecting to repay Valent within the next twelve months, the balance of the loan and accrued interest has been disclosed as a long-term liability.

The Company recorded $48,500 in directors’ fees.

During the six months ended June 30, 2013

The Company paid total cash compensation to its officers of $220,704.

The Company accrued $3,947 on its loan payable to Valent.

33

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

On January 25, 2013, in connection with the Reverse Acquisition (note 4), the Company issued to Valent 1,150,000 shares of common stock in exchange for Valent reducing certain future royalties under the Assignment Agreement (note 9(g)). As a result of the share issuance, the Company has recognized an expense of $598,000 for the six months ended June 30, 2013.

The Company recognized $15,000 in directors’ fees.

During the year ended December 31, 2013

The Company paid total cash compensation to its officers of $454,549.

Included in accounts payable and accrued liabilities at December 31, 2013 is an aggregate amount owing of $65,023 to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

Included in related party payables at December 31, 2013 is an amount of $44,007 relating to clinical development costs incurred by Valent on behalf of the Company. Additionally, the Company also has a loan payable of $272,372, including accrued interest of $22,372, due to Valent (note 4). One of the directors and officers of the Company is also a Principal of Valent. As a result of the Company not expecting to repay Valent within the next twelve months, the balance of the loan and accrued interest has been disclosed as a long-term liability.

On January 25, 2013, in connection with the Reverse Acquisition (note 4), the Company issued to Valent 1,150,000 shares of common stock in exchange for Valent reducing certain future royalties under the Assignment Agreement (note 9(g)). As a result of the share issuance the Company has recognized an expense of $598,000 for the year ended December 31, 2013.

The Company granted an aggregate 1,410,000 stock options at an exercise price of $1.05 to its officers and directors (note 9).

The Company recognized $44,333 in directors’ fees.

During the year ended December 31, 2012

Pursuant to consulting agreements with the Company’s officers and directors the Company paid a total of $27,022 (CA$27,000) per month to its officers and directors during the year. Under two of these agreements the directors have elected to receive a portion of their aggregate compensation in the form of units. The Company issued 360,000 units for a total amount of $180,144. The units issued relate to an amount of $15,012 (CA$15,000) per month from January to December 2012 inclusive. All of the units were issued in February 2012. The Company has recognized $180,144 in services for the year ended December 31, 2012. Of the $180,144, $60,389 has been recognized as general and administrative and $119,755 has been recognized as research and development.

34

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Additionally, under the consulting agreements the Company has paid its officers and directors cash compensation totaling an aggregate $12,006 (CA$12,000) per month. An amount of $144,072 (CA$144,000) has been paid in cash to the two individuals for the year ended December 31, 2012.

Included in related party payables at December 31, 2012 is an aggregate amount owing of $133,658 to the Company’s directors in relation to their respective consulting agreements and for reimbursable expenses.

Also included in related party payables December 31, 2012 is an amount of $314,119 relating to clinical development costs incurred by Valent on behalf of the Company. On April 30, 2012, Valent was issued 500,000 common shares for partial settlement of the Company’s accounts payable balance with Valent. The total settlement amount was $253,050. Additionally, the Company has a loan payable, including accrued interest, of $264,352 due to Valent (note 5).

Through a Company owned by one of the Company’s directors, a $25,000 retainer was paid pursuant to the unit financing completed by the Company (note 9). The $25,000 is included in accounts payable and accrued liabilities at December 31, 2012.

The Company granted an aggregate 450,000 stock options at an exercise price of $0.47 (CA$0.50) to its directors (note 9).

The Company transferred a total of 1,390,625 shares from the DelMar Employee Share Purchase Trust to the Company’s directors (note 9).

11	Current and future income taxes

The Company has the following non-capital losses available to reduce taxable income of future years:

Expiry date	$

2029	70,637
2030	1,131,510
2031	1,229,147
2033	4,121,312
2034	2,398,163

35

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Significant components of the Company’s future tax assets are shown below:

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Non-capital losses carried forward	2,686,530	1,822,341	323,910
Financing costs	7,737	4,115	4,302
Scientific research and development	144,235	121,490	11,193

	2,838,502	1,947,946	339,405
Valuation allowance	(2,838,502)	(1,947,946)	(339,405)

Net future tax assets	-	-	-

The income tax benefit of these tax attributes has not been recorded in these consolidated financial statements because of the uncertainty of their recovery.

The Company’s effective income tax rate differs from the statutory income tax rate of 34% (2013 - 34%; 2012 - 34%).

The differences arise from the following items:

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Tax recovery at statutory income tax rates	(989,430)	(2,818,834)	(324,049)
Permanent differences	110,113	979,359	133,365
Effect of rate differentials between jurisdictions	149,219	320,965	-
Other	(8,713)	-	13,087
Effect of tax rate changes on future taxes	-	(305,647)	-
Change in valuation allowance	738,811	1,824,157	177,597

	-	-	-

12	Commitments and contingencies

Office lease

The Company currently rents its offices pursuant to a one-year lease that commenced on November 1, 2013 at a rate of $2,185 (CA$2,325) per month. During the six month period ended June 30, 2014, the Company recorded $12,867 as rent expense (June 30, 2013 - $13,659). During the year ended December 31, 2013, the Company recorded $22,323 as rent expense (2012 - $12,699; 2011 - $480).

36

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

13	Financial risk management

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or valuation of its financial instruments.

The Company is exposed to financial risk related to fluctuation of foreign exchange rates. Foreign currency risk is limited to the portion of the Company’s business transactions denominated in currencies other than the United Sates dollar, primarily general and administrative expenses incurred in Canadian dollars. The Company believes that the results of operations, financial position and cash flows would be affected by a sudden change in foreign exchange rates, but would not impair or enhance its ability to pay its Canadian dollar accounts payable. The Company manages foreign exchange risk by converting its US$ to CA$ as needed. The Company maintains the majority of its cash in US$. As at June 30, 2014, Canadian dollar denominated accounts payable and accrued liabilities exposure in US$ totaled $128,164.

a)	Foreign exchange risk

Foreign exchange risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. If foreign exchange rates were to fluctuate within +/-10% of the closing rate at year-end, the maximum exposure is $12,816.

Balances in foreign currencies at June 30, 2014, December 31, 2013 and 2012 are as follows:

	June 30, 2014 balances CA$	December 31, 2013 balances CA$	December 31, 2012 balances CA$

Trade payables	136,825	95,835	359,088
Cash	65,513	75,474	17,873

b)	Interest rate risk

The Company is subject to interest rate risk on its cash and cash equivalents and believes that the results of operations, financial position and cash flows would not be significantly affected by a sudden change in market interest rates relative to the investment interest rates due to the short-term nature of the investments. As at June 30, 2014, cash and cash equivalents held in Canadian dollar accounts or short-term investments were $61,366. The Company’s cash balance currently earns interest at standard bank rates. If interest rates were to fluctuate within +/-10% of the closing rate at year end the impact of the Company’s interest bearing accounts will be insignificant.

The only financial instruments that expose the Company to interest rate risk are its cash and cash equivalents.

37

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Liquidity risk

Liquidity risk (note 2) is the risk that the Company will encounter difficulty in raising funds to meet cash flow requirements associated with financial instruments. The recent problems in the global credit markets have resulted in a drastic reduction in the ability of companies to raise capital through the public markets. See note 2 Liquidity risk, for additional comments. The Company continues to manage its liquidity risk based on the outflows experienced for the period ended June 30, 2014 and is undertaking efforts to conserve cash resources wherever possible. The maximum exposure of the Company’s liquidity risk is $576,305 at June 30, 2014.

Credit risk

Credit risk arises from cash and cash equivalents, deposits with banks and financial institutions, as well as outstanding receivables. The Company limits its exposure to credit risk, with respect to cash and cash equivalents, by placing them with high quality credit financial institutions. The Company’s cash equivalents consist primarily of operating funds with commercial banks. Of the amounts with financial institutions on deposit, the following table summarizes the amounts at risk should the financial institutions with which the deposits are held cease trading:

The maximum exposure of the Company’s credit risk is $9,572 at June 30, 2014.

Cash and cash equivalents $	Insured amount $	Non-insured amount $

4,759,711	61,366	4,698,345

Concentration of credit risk

Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents.

The Company places its cash and cash equivalents in accredited financial institutions and therefore the Company’s management believes these funds are subject to minimal credit risk. The Company has no significant off-balance sheet concentrations of credit risk such as foreign currency exchange contracts, option contracts or other hedging arrangements.

14	Subsequent events

Subsequent to June 30, 2014, 92,000 broker warrants exercisable at a price of CDN $0.50 per warrant were cancelled.

38

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Financial Statements

 (Unaudited)

For the three months ended September 30, 2014

(expressed in US dollars unless otherwise noted)

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Balance Sheets

(Unaudited)

(expressed in US dollars unless otherwise noted)

	Note	September 30, 2014 $	June 30, 2014 $
Assets

Current assets
Cash and cash equivalents		4,315,746	4,759,711
Taxes and other receivables	3	19,340	9,572
Prepaid expenses		162,246	234,627

		4,497,332	5,003,910

Liabilities

Current liabilities
Accounts payable and accrued liabilities		293,989	244,906
Related party payables	5	41,674	54,960

		335,663	299,866

Loan payable to Valent	4	-	276,439

Stock option liability	7	182,065	217,759

Derivative liability	6	3,458,662	3,329,367

		3,976,390	4,123,431

Stockholders’ Equity

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
Issued and outstanding
278,530 Series A shares at September 30, 2014
(June 30, 2014 - none)	4	278,530	-
1 special voting share at September 30, 2014
(June 30, 2014 - 1)	7	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
Issued and outstanding
36,842,070 at September 30, 2014 (June 30, 2014 – 35,992,343)	7	36,842	35,992

Additional paid-in capital	7	13,982,362	13,286,278

Warrants	7	6,187,805	6,200,445

Accumulated deficit		(19,985,775)	(18,663,414)

Accumulated other comprehensive income		21,178	21,178

		520,942	880,479

		4,497,332	5,003,910

Nature of operations and liquidity risk (note 1)

Subsequent event (note 9)

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

39

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Statement of Loss and Comprehensive Loss

(Unaudited)

(expressed in US dollars unless otherwise noted)

		Three months ended
		September 30,
	Notes	2014 $	2013 $
Expenses
Research and development		671,627	560,235
General and administrative		445,000	741,368

		1,116,627	1,301,603

Other loss (income)
Change in fair value of derivative liability	6	368,594	(8,094,339)
Change in fair value of derivative liability due to change in warrant terms	6	(167,190)	-
Foreign exchange loss (gain)		2,391	(2,834)
Interest expense		2,091	2,029
Interest income		(152)	(691)

		205,734	(8,095,835)

Net and comprehensive loss (income) for the period		1,322,361	(6,794,232)

Basic loss (income) per share		0.04	(0.22)
Diluted loss (income) per share		0.04	(0.02)

Basic weighted average number of shares		36,451,014	31,430,566
Diluted weighted average number of shares		36,451,014	41,671,789

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

40

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Statement of Cash Flows

(Unaudited)

(expressed in US dollars unless otherwise noted)

	Three months ended September 30,
	2014$	2013$

Cash flows from operating activities
(Loss) income for the period	(1,322,361)	6,794,232
Items not affecting cash
Accrued interest	2,091	2,029
Change in fair value of derivative liability	368,594	(8,094,339)
Change in fair value of derivative liability due to change in warrant terms	(167,190)	-
Warrants issued for services	-	108,518
Share-based compensation	48,940	285,876

	(1,069,926)	(903,684)
Changes in non-cash working capital
Taxes and other receivables	(9,768)	5,139
Prepaid expenses	72,381	26,295
Accounts payable and accrued liabilities	49,083	(220,619)
Related party payables	(13,286)	(19,311)

	98,410	(208,496)

	(971,516)	(1,112,180)
Cash flows from financing activities
Net proceeds from the exercise of warrants	527,551	-

	527,551	-

Increase in cash and cash equivalents	(443,965)	(1,112,180)
Cash and cash equivalents - beginning of period	4,759,711	6,282,992

Cash and cash equivalents - end of period	4,315,746	5,170,812

Supplementary information
Issuance of preferred shares for the settlement of the loan payable to Valent (note 4)	278,530	-
Reclassification of derivative liability upon the exercise of Investor Warrants (note 6)	72,109	-
Reclassification of stock option liability upon the forfeiture of stock options (note 7)	38,038	-

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

41

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

1	Nature of operations and liquidity risk

Nature of operations

DelMar Pharmaceuticals, Inc. (the “Company”) is a Nevada corporation formed on June 24, 2009 under the name Berry Only, Inc. Prior to a reverse acquisition undertaken on January 25, 2013 Berry did not have any significant assets or operations. The Company is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, which is an early stage company with a focus on the development of drugs for the treatment of cancer. The Company is also the parent company of 0959454 B.C. Ltd., a British Columbia corporation (“Callco”), and 0959456 B.C. Ltd., a British Columbia corporation (“Exchangeco”). Callco and Exchangeco were formed to facilitate the reverse acquisition.

Pursuant to the reverse acquisition, the Company acquired (either directly or indirectly (through Exchangeco)) all of the issued and outstanding shares of DelMar (BC) on January 25, 2013. As a result of the shareholders of DelMar (BC) owning a controlling interest in the Company subsequent to the reverse acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is Berry. Therefore, the historic financial statements of DelMar (BC) are presented as the comparative balances for the periods prior to the reverse acquisition.

References to the Company, “we”, “us”, and “our” refer to the Company and its wholly-owned subsidiaries, DelMar (BC), Callco and Exchangeco. References to Berry relate to the Company prior to the reverse acquisition.

The Company is focused on the discovery and development of new medicines with the potential to treat cancer patients who have failed modern targeted or biologic therapy. The Company has initiated a clinical trial with its drug candidate VAL-083 for the treatment of refractory glioblastoma multiforme (“GBM”). The Phase I/II study is an open-label, single arm dose-escalation study designed to evaluate the safety, tolerability, pharmacokinetics and anti-tumor activity of VAL-083 in patients with histologically confirmed initial diagnosis of primary WHO Grade IV malignant glioma, now recurrent. Patients with prior low-grade glioma or anaplastic glioma are eligible to participate in the study, if histologic assessment of their condition demonstrates transformation to GBM.

The address of the Company’s administrative offices is Suite 720 - 999 West Broadway, Vancouver, British Columbia, V5Z 1K5 with clinical operations located at 3485 Edison Way, Suite R, Menlo Park, California, 94025.

42

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

Liquidity risk

For the three-month period ended September 30, 2014, the Company reported a loss of $1,322,361 and an accumulated deficit of $19,985,775 at that date. As at September 30, 2014, the Company has cash and cash equivalents on hand of $4,315,746. The Company does not have the prospect of achieving revenues in the near future and the Company will require additional funding to maintain its research and development projects and for general operations. There is a great degree of uncertainty with respect to the expenses the Company will incur in executing its business plan. In addition, the Company has not begun to commercialize or generate revenues from any product candidate.

Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern (note 9) in the medium to longer term. During the three months ended September 30, 2014 and up to and including October 31, 2014 the Company received an aggregate $1,266,177 in net proceeds from the exercise of 1,986,074 Investor Warrants. We believe, based on our current estimates, that we will be able to fund our operations until at least the end of first quarter of calendar 2016.

There is no assurance that our cost estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding. The ability of the Company to meet its obligations and continue the research and development of its product candidate is dependent on its ability to continue to raise adequate financing. There can be no assurance that such financing will be available to the Company in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company. The Company may tailor its drug candidate program based on the amount of funding the Company raises.

2	Significant accounting policies

Basis of presentation

The consolidated condensed interim financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and are presented in United States dollars. The Company’s functional currency is the United States dollar.

In the quarter ended March 31, 2013, the Company’s functional currency changed from Canadian dollars to United States dollars as a result of various objective factors. Therefore translation of goods and services in a foreign currency are re-measured to the functional currency of the Company with gains and losses on re-measurement recorded in the consolidated condensed interim statement of loss. Any gains and losses that were previously recorded in accumulated other comprehensive income are unchanged from the date of the change of functional currency which was January 1, 2013.

43

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

The accompanying consolidated condensed interim financial statements include the accounts of the Company and its wholly-owned subsidiaries, DelMar BC, Callco, and Exchangeco. All intercompany balances and transactions have been eliminated.

The principal accounting policies applied in the preparation of these financial statements are set out below and have been consistently applied to all periods presented.

Unaudited interim financial data

The accompanying unaudited September 30, 2014 consolidated condensed interim balance sheet, the consolidated condensed interim statements of loss and comprehensive loss for the three months ended September 30, 2014 and 2013, and consolidated condensed interim statement of cash flows for the three months ended September 30, 2014 and 2013, and the related interim information contained within the notes to the consolidated condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and the notes required by U.S. GAAP for complete financial statements. These consolidated condensed interim financial statements should read in conjunction with the audited financial statements of the Company as at June 30, 2014 and December 31, 2013 filed in our Form 10-KT filed with the Securities and Exchange Commission on August 28, 2014. In the opinion of management, the unaudited consolidated condensed interim financial statements reflect all adjustments, consisting of normal and recurring adjustments, necessary for the fair statement of the Company’s financial position at September 30, 2014 and results of its operations for the three months ended September 30, 2014 and 2013, and its cash flows for the three months ended September 30, 2014 and 2013. The results for three months ended September 30, 2014 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2015 or for any other future annual or interim period.

Use of estimates

The preparation of consolidated condensed interim financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets and contingent liabilities as at the end or during the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the derivative liability and the valuation of equity instruments issued for services. There have been no changes to the methodology used in determining these estimates from the period ended June 30, 2014.

Loss per share

Loss per share is calculated based on the weighted average number of common shares outstanding. For the three month period ended September 30, 2014 diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants and stock options are anti-dilutive. At September 30, 2014, potential common shares of 17,790,758 (September 30, 2013 – 24,879,009) relating to warrants and 3,115,000 (September 30, 2013 – 3,240,000) relating to stock options were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

44

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

For the three months ended September 30, 2013 diluted income per share has also been presented.  Diluted income per share is calculated using the treasury stock method which uses the weighted average number of common shares outstanding during the period and also includes the dilutive effect of potentially issuable common shares from outstanding stock options and warrants.

Recent accounting pronouncements

The Company reviews new accounting standards as issued. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these financial statements as presented and does not anticipate the need for any future restatement of these financial statements because of the retro-active application of any accounting pronouncements issued subsequent to September 30, 2014 through the date these financial statements were issued.

Accounting Standards Update (“ASU”) 2014-15 - Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern

The objective of the guidance is to require management to explicitly assess an entity's ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. In connection with each annual and interim period, management will assess if there is substantial doubt about an entity's ability to continue as a going concern within one year after the issuance date of an entity’s financial statements. The new standard defines substantial doubt and provides examples of indicators thereof. The definition of substantial doubt incorporates a likelihood threshold of "probable" similar to the current use of that term in U.S. GAAP for loss contingencies. The new standard will be effective for all entities in the first annual period ending after December 15, 2016 (December 31, 2016 for calendar year-end entities). Earlier application is permitted. The Company is currently assessing this standard for its impact on future reporting periods.

3	Taxes and other receivables

	September 30, 2014 $	June 30, 2014 $

Government grants	5,549	562
Other receivables	13,791	9,010

	19,340	9,572

On June 15, 2014, the Company was granted a non-repayable financial contribution from the National Research Council of Canada Industrial Research Assistance Program (“IRAP”). The Company will be reimbursed for certain research and development costs to a maximum of $173,578 (CA$194,398) in the period from June 15, 2014 thru June 15, 2017. Under this IRAP grant, during the three-months ended September 30, 2014, the Company requested an aggregate total reimbursement of $5,549. To date, the Company has not yet been reimbursed for its claims resulting in a total receivable at September 30, 2014 of $5,549.

45

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

4	Valent Technologies LLC agreement

On September 30, 2014, the Company entered into an exchange agreement (the “Exchange Agreement”) with Valent Technologies, LLC (“Valent”), an entity owned by Dr. Dennis Brown, the Company’s Chief Scientific Officer and director, and DelMar (BC). Pursuant to the Exchange Agreement, Valent exchanged its loan payable in the outstanding amount of $278,530 (including aggregate accrued interest to September 30, 2014 of $28,530), issued to Valent by DelMar (BC), for 278,530 shares of the Company’s Series A Preferred Stock.

Effective September 30, 2014, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share and are not convertible into common stock. The holder of the Series A Preferred Stock will be entitled to dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

For the three-months ended September 30, 2014, the Company accrued $2,091 (September 30, 2013 - $2,029) in interest on its loan payable with Valent.

5	Related party transactions

During the three months ended September 30, 2014

Effective September 30, 2014, the Company entered into and closed an agreement with Valent to exchange its loan with Valent for 278,530 shares of preferred stock of the Company (note 4).

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $145,000 in compensation expense for the three months ended September 30, 2014.

Included in accounts payable at September 30, 2014 is an aggregate amount of $41,674 (June 30, 2014 - $54,960) owed to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

The Company paid $24,500 in directors’ fees during the three months ended September 30, 2014.

During the three months ended September 30, 2013

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $112,500 in compensation expense for the three-months ended September 30, 2013.

The Company paid $11,583 in directors’ fees during the three-months ended September 30, 2013.

46

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

6	Derivative liability

The Company has issued common stock purchase warrants. Based on the terms of certain of these warrants the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value each reporting period with the changes in fair value recorded in the consolidated condensed statement of loss and comprehensive loss.

Investor Warrants

On June 9, 2014, as amended on June 26, 2014, July 10, 2014, and July 29, 2014, the Company filed a tender offer statement with the Securities and Exchange Commission with respect to certain warrants to purchase common stock of the Company issued to investors (the “Investor Warrants”) to provide the holders thereof with the opportunity to amend and exercise their warrants, upon the terms and subject to the conditions set forth in the Company’s tender offer statement. Pursuant to the tender offer, the Company offered to amend Investor Warrants to purchase an aggregate of 9,195,478 shares of common stock (the “Offer to Amend and Exercise”). There was no minimum participation requirement with respect to the Offer to Amend and Exercise.

Pursuant to the Offer to Amend and Exercise, the Investor Warrants subject to the tender offer were amended (the “Amended Warrants”) to: (i) reduce the exercise price of the Investor Warrants from $0.80 per share to $0.65 per share of common stock in cash, (ii) shorten the exercise period of the Investor Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on August 8, 2014, as may be extended by the Company in its sole discretion (“Expiration Date”), (iii) delete the price-based anti-dilution provisions contained in the Investor Warrants, (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time twenty (20) days after the Expiration Date (the “ Lock-Up Period ”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Upon the expiration of the Offer to Amend and Exercise on August 8, 2014, 762,227 Amended Warrants were exercised for net proceeds of $470,676 after payment by the Company of a 5% warrant agent fee of $24,772. In addition, during the three months ended September 30, 2014, 87,500 warrants were exercised for 87,500 shares of common stock. The Company received proceeds of $56,875 from these exercises. As a result of all of the warrant exercises, $72,109 of the derivative liability has been reclassified to equity. The warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

The remaining 8,345,751 Investor Warrants outstanding at September 30 , 2014 have been re-valued at September 30, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 75%, risk free rate – 1.49% and a term of approximately 3.25 years.

47

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

Dividend Warrants

In connection with the reverse acquisition, effective January 24, 2013, the Company effected a warrant dividend (the “Warrant Dividend”) pursuant to which the Company issued one five-year warrant to purchase one share of common stock at an exercise price of $1.25 for each outstanding share of common stock (the “Dividend Warrants”). Pursuant to the Warrant Dividend, the Company issued an aggregate of 3,250,007 Dividend Warrants. The Dividend Warrants have been measured at fair value at September 30, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 75%, risk free rate – 1.49% and a term of approximately 3.25 years.

Warrants issued for services

The Company has issued 300,000 warrants for services. The warrants were issued on September 12, 2013 and are exercisable on a cashless basis at an exercise price of $1.76 for five years. The warrants have been measured at September 30, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 76%, risk free rate – 1.67% and a term of approximately 4.0 years.

The Company’s derivative liability is summarized as follows:

	September 30, 2014 $	June 30, 2014 $

Opening balance	3,329,367	4,402,306

Change in fair value of unexercised warrants	368,594	166,388
Change in fair value due to change in warrant terms	(167,190)	(111,179)
Reclassification to equity upon exercise of warrants	(72,109)	(1,128,148)

Closing balance	3,458,662	3,329,367

48

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

7	Stockholders’ equity

Preferred stock

Authorized

5,000,000 preferred shares, $0.001 par value

Issued and outstanding

Special voting shares – at September 30 and June 30, 2014 – 1

Series A shares – at September 30, 2014 – 278,530 (June 30, 2014 – none)

Effective September 30, 2014 pursuant to the Company’s Exchange Agreement with Valent (note 4), the Company filed the Series A Certificate of Designation with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share and are not convertible into common stock. The holder of the Series A Preferred Stock will be entitled to dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

Common stock

Authorized

200,000,000 common shares, $0.001 par value

Issued and outstanding

September 30, 2014 – 36,842,070 (June 30, 20143 – 35,992,343)

The issued and outstanding common shares at September 30, 2014 include 6,644,583 shares of common stock on an as-exchanged basis with respect to the shares of Exchangeco that can be exchanged for shares of common stock of the Company.

49

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

	Shares of common stock outstanding	Common stock	Additional paid-in capital	Warrants

Balance – June 30, 2014	35,992,343	35,992	13,286,278	6,200,445

Exercise of Investor Warrants – net of issue costs	849,727	850	526,701	-
Reclassification of derivative liability to equity on exercise of warrants	-	-	72,109	-
Expiration of Broker Warrants	-	-	12,640	(12,640)
Reclassification of stock option liability upon forfeiture of stock options	-	-	38,038	-
Stock-based compensation	-	-	46,596	-

Balance – September 30, 2014	36,842,070	36,842	13,982,362	6,187,805

a)	Expiration of broker warrants

During the three-months ended September 30, 2014 92,000 warrants issued for certain broker services (“Broker Warrants”) exercisable at a price of CDN $0.50 per warrant expired.

Stock Options

The following table sets forth the options outstanding:

	Number of stock options outstanding	Weighted average exercise price $

Balance – June 30, 2014	3,187,214	0.96
Forfeited	(72,214)	0.58
Balance – September 30, 2014	3,115,000	0.97

50

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

The following table summarizes stock options currently outstanding and exercisable at September 30, 2014:

Exercise price $	Number outstanding at September 30, 2014	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number exercisable at September 30, 2014	Exercise price $

0.45	825,000	7.38	0.45	771,819	0.45
1.05	1,990,000	8.88	1.05	1,558,750	1.05
1.54	180,000	8.50	1.54	180,000	1.54
2.30	120,000	8.67	2.30	120,000	2.30
	3,115,000		0.97	2,630,569	0.96

Included in the number of stock options outstanding are 825,000 stock options granted at an exercise price of CDN $0.50. The exercise prices shown in the above table have been converted to $0.45 USD using the period ending closing exchange rate. Certain stock options have been granted to non-employees and will be revalued at each reporting date until they have fully vested. The stock options have been re-valued using a Black-Scholes pricing model using the following assumptions:

September 30, 2014

Dividend rate	0%
Volatility	81.6% to 91.9%
Risk-free rate	1.25%
Term - years	0.25 to 2.25

The Company has recognized the following amounts as stock-based compensation expense for the periods noted:

	Three months ended September 30,
	2014	2013
	$	$

Research and development	21,133	50,075
General and administrative	27,807	189,801

	48,940	239,876

Of the total stock option expense of $48,940 (September 30, 2013 - $239,876) for the three months ended September 30, 2014, $46,596 (September 30, 2013 - $137,395) has been recognized as additional paid in capital and $2,344 (September 30, 2013 - $102,481) has been recognized as a stock option liability. The aggregate intrinsic value of stock options outstanding at September 30, 2014 was $423,679 (September 30, 2013 - $445,230) and the aggregate intrinsic value of stock options exercisable at September 30, 2014 was $396,368 (September 30, 2013 - $340,560). As of September 30, 2014 there was $93,637 in unrecognized compensation expense that will be recognized over the next 1.75 years. No stock options granted under the Plan have been exercised to September 30, 2014. Upon the exercise of stock options new shares will be issued.

51

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

A summary of status of the Company’s unvested stock options under all plans is presented below:

	Number of Options	Weighted average exercise price $	Weighted average grant date fair value $

Unvested at June 30, 2014	735,681	0.98	0.54
Vested	(179,036)	0.95	0.56
Forfeited	(72,214)	0.58	0.36

Unvested at September 30, 2014	484,431	0.98	0.54

Certain of the Company’s warrants have been recognized as a derivative liability (note 6). The following table summarizes all of the Company’s outstanding warrants as of September 30, 2014:

Description	Number

Balance – June 30, 2014	18,732,485
Broker warrants (i)	(92,000)
Investor warrants (ii)	(849,727)

Balance - September 30, 2014	17,790,758

i)	During the three months ended September 30, 2014, 92,000 broker warrants expired.

ii)	During the three months ended September 30, 2014, 849,727 Investor Warrants were exercised for 849,727 shares of common stock (note 6).

52

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

8	Financial instruments

The Company has financial instruments that are measured at fair value. To determine the fair value, we use the fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

•	Level one - inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level two - inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•	Level three - unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, other receivables, accounts payable, related party payables and derivative liability. The carrying values of cash and cash equivalents, other receivables, accounts payable and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.

As quoted prices for the derivative liability are not readily available, the Company has used a simulated probability valuation model, as described in note 2 to estimate fair value. The derivative liability utilizes Level 3 inputs as defined above.

The Company has the following liabilities under the fair value hierarchy:

	September 30, 2014
Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	3,458,662

	June 30, 2014
Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	3,329,367

53

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

September 30, 2014

(expressed in US dollars unless otherwise noted)

9	Subsequent events

Investor Warrant exercises

Subsequent to September 30, 2014, the Company issued 1,136,347 shares of common stock pursuant to the exercise of 1,136,347 Investor Warrants. The warrants were exercised at $0.65 per warrant for proceeds of $738,626. The Investor Warrants that have been exercised were revalued at their exercise date and then a reclassification to equity was recorded for the portion of the Investor Warrants exercised. The impact to net equity recognized subsequent to September 30, 2014 as a result of the reclassification to equity was approximately $346,018. The total amount of the increase to net equity from the cash received from the exercise of the Investor Warrants and the reclassification of a portion of the derivative liability to equity is estimated to be approximately $1,084,644.

Dividend Warrant amendment

Subsequent to September 30, 2014, the Company and its Dividend Warrant holders entered into amendments to the Dividend Warrants such that the Company’s redemption rights and certain provisions of the Dividend Warrant agreements relating to potential cash settlement of the Dividend Warrants were removed. The Dividend Warrants were revalued to the date of the amendment which resulted in an increase in net equity of approximately $825,502 to be recognized subsequent to September 30, 2014.

Share issuances and stock option grants

Subsequent to September 30, 2014, the Company issued a total of 187,000 shares of common stock for services to unrelated parties. Certain of the shares may be cancelled if the related agreement is terminated early. In addition, the Company agreed to grant 300,000 stock options at an exercise price of $1.00 per option. The stock options vest based on the achievement of certain milestones and expire on October 1, 2019.

 54